PREMISES:	An approximate 19,701 square foot industrial/R&D building, located at 17475 Gillette, Irvine, CA (“Premises”)
LESSEE:	Probe Manufacturing, Inc.
TERM:	Sixty Four (64) Months
COMMENCEMENT:	December 1, 2009 (“Commencement”).
EARLY POSSESSION:	Lessee shall have access to the Premises upon mutual execution and delivery of the lease agreement, receipt of the Security
Deposit, Base Rent for the first full month’s paid rent, and delivery to Lessor of an insurance certificate conforming to the insurance requirements in the lease agreement (“Early
Possession”). Lessee shall be obligated to pay all utilities from the date of Early Possession, forward.
BASE RENT:	The lease rate for the property shall be as follows:

Months

Monthly Rate / SF / Mo.

01 – 02:

$0.00 NNN

03 – 05:

$0.30 NNN

06 – 15:

$0.40 NNN

16 – 27:

$0.50 NNN

28 – 39:

$0.55 NNN

40 – 51:

$0.60 NNN

52 – 64:

$0.65 NNN

BASE RENT ABATEMENT:

Lessee shall be abated the Base Rent for months 1 and 2 of the initial term. Lessee shall still be responsible for payment of their monthly share of operating expenses.

OPERATING EXPENSES:

Lessee shall be responsible for the payment of its pro-rata share of operating expenses, currently estimated to be approximately $0.15 per square foot, per month (“Net Expenses”). This does not include utilities, and a breakdown of expenses will be forwarded under separate cover.

USE:

Tenant shall confirm that Tenant’s use complies with all city use and zoning requirements.

LEASE FORM:

AIR Single - Tenant – Net.

ADVANCED RENT /

Rent for the first full month’s paid rent will be paid, along with a

   SECURITY DEPOSIT:

deposit equal to the last month’s total rent and Net Charges.

(“Security Deposit”), upon return of a fully executed lease from Lessor to Lessee.

REFUNDABLE DEPOSIT:

Lessee shall provide to Lessor an additional deposit equal to twenty thousand dollars ($20,000) that shall be refunded to Lessee after twelve (12) months of rent payments without defaults or late payments.

TENANT IMPROVEMENTS:

Lessor, at Lessor’s sole cost and expense, shall clean the

premises and deliver the building in “broom clean” condition.

CONDITION OF PREMISES:

Lessor shall confirm the Premises and systems are in good

working order, and shall warrant such systems Age and other details on the HVAC systems will be forwarded under separate cover.

Lessor shall also be responsible for the cost of any replacement of the roof, should such repair be necessary. The terms of this shall be spelled out in the lease addendum.

PARKING:

Lessee shall be provided approximately 50 parking spaces, in common, free of charge, throughout the term of the lease.

SIGNAGE:

Lessee shall have the right, at Lessee’s sole cost and expense, to install building identity signage. The size, location, materials and appearance shall be subject to Lessor’s approval and be consistent and compatible with the Sign Program, if any, for primary building signage and the City of Irvine Sign Guidelines. (“Sign Criteria”).

OTHER OFFERS:

Lessee and Lessor are free to negotiate with other parties, and on other properties concurrently with these discussions.

HAZARDOUS MATERIALS:

Please sign, date and return the attached California Sale/Lease

AMERICANS WITH DISABILITIES A CT/TITLE 24:

Americans with Disabilities Act, Hazardous Materials and Tax Disclosure form upon agreement to business terms.

If Lessee’s use requires modifications to the Premises in order to comply with requirements of a governmental entity, the cost of such modifications shall be the sole responsibility of Lessee.

ACCESS:

The Premises will be accessible to Lessee 7 days a week, 24

hours a day throughout the term of the lease.

REPRESENTATION /

Grubb & Ellis represents Lessor only in the transaction and

   AGENCY:

Commercial Property Services represents Lessee only in this

transaction.

         COMMISSIONS:

Grubb & Ellis and Commercial Property Services shall equally share a fee based on a separate written agreement between Lessor and Grubb & Ellis. 50% is due and payable upon mutual execution and delivery of the executed agreement and 50% is due and payable upon the start of Lessee’s monthly lease payments after Commencement of the lease.